Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On November 17, 2020, BrightSphere Investment Group Inc. (“BrightSphere”, “BSIG” or the “Company”) completed the sale of its equity interests in Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow Hanley”) to Perpetual U.S. Holdings Company Inc. (“Perpetual”).

The accompanying unaudited pro forma condensed consolidated financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information. The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 has been prepared giving effect to the divestiture of Barrow Hanley as if it had been consummated as of September 30, 2020. The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 have been prepared giving effect to the divestiture Barrow Hanley as if it has been consummated at the beginning of the earliest period presented.

The estimated gain on sale of the Barrow Hanley disposition is reflected in the unaudited pro forma condensed consolidated balance sheet within retained earnings. The estimated gain on sale is not reflected in the unaudited pro forma condensed consolidated statements of operations as it does not have a continuing impact on BSIG’s results.

The unaudited pro forma condensed consolidated financial information is subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of BSIG as of and for each period presented and in the opinion of BSIG management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made. The unaudited pro forma condensed consolidated financial information gives pro forma effect to events that are are factually supportable, directly attributable to the transaction and are expected to have a continuing impact with respect to the Company's condensed consolidated statements of operations.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had events reflected been completed as of the dates indicated or of the results that may be obtained in the future. The historical financial information on which the pro forma financial statements are based is included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2020 and the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2020. The pro forma condensed consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

BrightSphere Investment Group Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2020
(in millions except for per share data, unaudited)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma As Adjusted
Assets
Cash and cash equivalents	$129.8	$344.4	(a)	$474.2
Restricted cash	—	1.6	(a)	1.6
Investment advisory fees receivable	101.1	—		101.1
Income taxes receivable	24.7	(24.7)	(b)	—
Fixed assets, net	71.8	—		71.8
Right of use assets	93.7	—		93.7
Investments (includes balances reported at fair value of $114.7)	116.5	(17.2)	(c)	99.3
Acquired intangibles, net	60.0	—		60.0
Goodwill	182.1	—		182.1
Other assets	56.5	—		56.5
Deferred tax assets	212.7	(35.4)	(d)	177.3
Assets held for sale:
Affiliate assets held for sale	151.0	(151.0)	(e)	—
Assets of consolidated Funds:
Cash and cash equivalents, restricted	1.1	—		1.1
Investments (includes balances reported at fair value of $0 )	101.9	—		101.9
Consolidated Funds’ assets held for sale	114.3	(114.3)	(f)	—
Total assets	$1,417.2	$3.4		$1,420.6
Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$27.2	$—		$27.2
Accrued incentive compensation	120.7	—		120.7
Due to OM plc	3.4	—		3.4
Other compensation liabilities	313.5	—		313.5
Accrued income taxes	13.0	12.6	(b)	25.6
Operating lease liabilities	110.0	—		110.0
Other liabilities	3.3	—		3.3
Debt:
Third party borrowings	474.2	—		474.2
Liabilities held for sale:
Affiliate liabilities held for sale	80.4	(80.4)	(e)	—
Liabilities of consolidated Funds:
Consolidated Funds’ liabilities held for sale	0.1	(0.1)	(f)	—
Total liabilities	1,145.8	(67.9)		1,077.9
Commitments and contingencies
Redeemable non-controlling interests in consolidated Funds	85.6	(85.6)	(f)	—
Equity:
Common stock (par value $0.001; 80,117,415, issued)	0.1	—		0.1
Additional paid-in capital	501.2	—		501.2
Retained deficit	(373.7)	156.9	(g)	(216.8)
Accumulated other comprehensive loss	(16.2)	—		(16.2)
Non-controlling interests	1.4	—		1.4
Non-controlling interests in consolidated Funds	73.0	—		73.0
Total equity and redeemable non-controlling interests in consolidated Funds	271.4	71.3		342.7
Total liabilities and equity	$1,417.2	$3.4		$1,420.6
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BrightSphere Investment Group Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the nine months ended September 30, 2020
(in millions except for per share data, unaudited)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Revenue:
Management fees	$527.4	$(88.1)	(h)	$439.3
Performance fees	2.5	0.2	(h)	2.7
Other revenue	5.2	—		5.2
Consolidated Funds’ revenue	4.6	(4.5)	(i)	0.1
Total revenue	539.7	(92.4)		447.3
Operating expenses:
Compensation and benefits	284.0	(45.8)	(h)(j)	238.2
General and administrative expense	77.6	(10.1)	(h)	67.5
Impairment of goodwill	16.4	—		16.4
Amortization of acquired intangibles	5.1	—		5.1
Depreciation and amortization	15.6	(0.1)	(h)	15.5
Consolidated Funds’ expense	0.2	(0.1)	(i)	0.1
Total operating expenses	398.9	(56.1)		342.8
Operating income	140.8	(36.3)		104.5
Non-operating income and (expense):
Investment loss	(3.2)	3.1	(k)	(0.1)
Interest income	0.5	(0.1)	(h)	0.4
Interest expense	(22.1)	—		(22.1)
Gain on sale of Affiliate	7.2	—		7.2
Net consolidated Funds’ investment gains	20.5	6.4	(i)	26.9
Total non-operating income	2.9	9.4		12.3
Income from continuing operations before taxes	143.7	(26.9)		116.8
Income tax expense	33.7	(7.2)	(l)	26.5
Income from continuing operations	110.0	(19.7)		90.3
Gain (loss) on disposal of discontinued operations, net of tax	—	—		—
Net income	110.0	(19.7)		90.3
Net income attributable to non-controlling interests in consolidated Funds	21.3	0.9	(i)	22.2
Net income attributable to controlling interests	$88.7	$(20.6)		$68.1

Earnings per share (basic) attributable to controlling interests	$1.08	$(0.25)		$0.83
Earnings per share (diluted) attributable to controlling interests	1.08	(0.25)		0.83
Continuing operations earnings per share (basic) attributable to controlling interests	1.08	(0.25)		0.83
Continuing operations earnings per share (diluted) attributable to controlling interests	1.08	(0.25)		0.83
Weighted average common stock outstanding	81.8	—		81.8
Weighted average diluted common stock outstanding	82.1	—		82.1

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BrightSphere Investment Group Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2019
(in millions except for per share data, unaudited)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Revenue:
Management fees	807.0	(167.1)	(h)	$639.9
Performance fees	(0.1)	10.2	(h)	10.1
Other revenue	6.0	—		6.0
Consolidated Funds’ revenue	6.6	(6.3)	(i)	0.3
Total revenue	819.5	(163.2)		656.3
Operating expenses:
Compensation and benefits	416.2	(35.9)	(h)(j)	380.3
General and administrative expense	128.8	(14.9)	(h)	113.9
Amortization of acquired intangibles	6.6	—		6.6
Depreciation and amortization	17.2	(0.1)	(h)	17.1
Consolidated Funds’ expense	0.4	(0.1)	(i)	0.3
Total operating expenses	569.2	(51.0)		518.2
Operating income	250.3	(112.2)		138.1
Non-operating income and (expense):
Investment income	16.8	(4.0)	(k)	12.8
Interest income	2.2	(0.2)	(h)	2.0
Interest expense	(32.2)	—		(32.2)
Net consolidated Funds’ investment gains	20.9	(2.6)	(i)	18.3
Total non-operating income	7.7	(6.8)		0.9
Income from continuing operations before taxes	258.0	(119.0)		139.0
Income tax expense (benefit)	18.0	(29.2)	(l)	(11.2)
Income from continuing operations	240.0	(89.8)		150.2
Gain (loss) on disposal of discontinued operations, net of tax	—	—		—
Net income	240.0	(89.8)		150.2
Net income attributable to non-controlling interests in consolidated Funds	16.1	(5.6)	(i)	10.5
Net income attributable to controlling interests	$223.9	$(84.2)		$139.7

Earnings per share (basic) attributable to controlling interests	$2.45	$(0.92)		$1.53
Earnings per share (diluted) attributable to controlling interests	2.45	(0.92)		1.53
Continuing operations earnings per share (basic) attributable to controlling interests	2.45	(0.92)		1.53
Continuing operations earnings per share (diluted) attributable to controlling interests	2.45	(0.92)		1.53
Weighted average shares outstanding	91.2	—		91.2
Weighted average diluted shares outstanding	91.3	—		91.3
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in millions, except share and per share amounts)

The following items resulted in adjustments in the unaudited pro forma condensed financial information:
(a)Adjustments represent $346.0 million of total cash and restricted cash receipts as a result of the transaction. Amounts include $289.1 million of proceeds from the sale of Barrow Hanley, $15.0 million of distribution and intercompany settlement and $45.8 million from the redemption of all of BrightSphere’s seed investments with Barrow Hanley, less $3.9 million of estimated cash costs directly associated with the transaction. Amounts equaling $1.6 million of the sale proceeds were received in an escrow account and are classified as restricted cash on the pro forma balance sheet. Preliminary cash receipts have been estimated to prepare this pro forma adjustment for the pro forma condensed consolidated balance sheet. The final cash proceeds will be determined by the Company upon finalization of post closing adjustments as described further in the Purchase Agreement and could differ materially from the preliminary cash proceeds used in this pro forma adjustment.
(b)Adjustment represents a change from income taxes receivable to accrued income taxes due to additional tax liability associated with the gain on sale of Barrow Hanley.
(c)Adjustment represents reclassification of seed investments of $28.6 million from the deconsolidation of funds which is offset by redemption of BrightSphere’s seed investments with Barrow Hanley for $45.8 million.
(d)Adjustment represents the decrease in deferred tax assets related to the disposition of Barrow Hanley and the interest expense carryforward utilized due to the gain on sale. The reduction was partially offset by the remeasurement of the deferred tax assets due to a change in state tax apportionment rates.
(e)Adjustments represent the elimination of assets and liabilities held for sale attributable to Barrow Hanley.
(f)Adjustments represent the elimination of assets and liabilities held for sale attributable to consolidated Funds of Barrow Hanley.
(g)Adjustments reflect the pre-tax gain on sale of Barrow Hanley of $229.6 million ($154.4 million net of tax) calculated as follows:

(in millions)
Cash proceeds (including working capital and other adjustments)(1)	$289.1
Less: Selling costs associated with the transaction	(3.9)
Less: BSIG’s carrying value in Barrow Hanley(2)	(55.6)
Pro forma gain before income taxes	$229.6

Pro forma gain before income taxes	$229.6
Provision for income taxes	(75.2)
Pro forma net gain on sale of Barrow Hanley	$154.4

(1)The difference between the actual cash consideration received on November 17, 2020 and the cash consideration presented in the calculation of the pro forma gain on sale of Barrow Hanley is due to the changes in working capital adjustments from September 30, 2020 to November 17, 2020.
(2)The carrying value of Barrow Hanley is calculated as the carrying value of assets held for sale of $151.0 million less liabilities held for sale of $80.4 million adjusted for $15.0 million of cash received for distributions and intercompany settlement prior to close.
The adjustment to retained earnings of $156.9 million includes pro forma net gain on sale of Barrow Hanley of $154.4 million and tax benefit from the remeasurement of the deferred tax assets due to a change in state tax apportionment rates of $2.5 million. This amount is based on historical information as of September 30, 2020 for Barrow Hanley’s carrying value as of that date. The actual net gain will be based on BSIG’s carrying value in Barrow Hanley as of the closing date of November 17, 2020.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in millions, except share and per share amounts)

(h)Adjustments reflect the elimination of revenues, expenses, and interest income directly attributable to Barrow Hanley.
(i)Adjustments represent the elimination of revenue, expenses, investment gains, and net income attributable to non-controlling interests of funds deconsolidated following the completion of the sale transaction.
(j)The pro forma adjustment for compensation and benefits expense includes the revaluation of equity interests held by the key employees of Barrow Hanley of $(3.4) million for the nine months ended September 30, 2020 and $(44.8) million for the year ended December 31, 2019.
(k)Adjustment represents the elimination of the investment gain (loss) of $7.2 million for the year ended December 31, 2019 and $(4.2) million for the nine months ended September 30, 2020 in connection with the redemption of BrightSphere’s seed investments with Barrow Hanley. These amounts were offset by the investment gains (loss) of $3.2 million for the year ended December 31, 2019 and $(1.1) million for the nine months ended September 30, 2020, respectively, related to deconsolidation of funds.
(l)Adjustment reflects the estimated income tax effect of the pro forma adjustments at a statutory rate of 25.81% for the year ended December 31, 2019 and 25.71%, for the nine months ended September 30, 2020.